BI  BROADCAST
    INTERNATIONAL

Contact:

A. Cory Maloy
Snapp Norris Group
(801) 208-1100
cory.maloy@sng.com

Rob Chipman
Broadcast International
(801) 567-3287
rob.chipman@brin.com



BROADCAST INTERNATIONAL CLOSES $10 MILLION DEAL TO PROVIDE TRAINING, INSTALLATION AND PROJECT MANAGEMENT SERVICES TO HOTEL INDUSTRY

        CodecSys Applications Are Also Under Consideration

SALT LAKE CITY, UT, June 30, 2005-Broadcast International (OTC: BCST "BI") signed a two-year contract, valued at more than $10 million over the first twelve months, with a leading service provider in the hospitality industry. The deal has the potential to increase in value during the second year in response to expanded services and growth. BI will provide training, installation and project management services to sites throughout North America.

"This is a significant new client relationship for BI and confirms the quality and reputation of our technical services organization," said Rod Tiede, CEO of BI. "BI is uniquely positioned to provide installation services on a national, regional or city-by-city basis. Our services provide a streamlined, outsourced alternative for companies who are - or may otherwise consider - handling similar mass deployments internally."

The client is also exploring applications for BI's CodecSys technology to enable more efficient video delivery to and within remote locations and to accommodate upgrading to HD content. CodecSys is a Multi-Codec (COmpression/DECompression) System that creates excellent quality video and audio transmission at a fraction of the bandwidth traditionally required.


About Broadcast International

Broadcast International is a leading provider of video-powered business solutions, including IP and digital satellite, Internet streaming, and other types of wired/wireless network distribution. In addition, BI assists clients with video production, rich media development and a full range of network support services. BI also possesses a patent-pending technology, CodecSys, which provides enhanced video at current bandwidths or reduce the cost of bandwidth while maintaining quality.

Broadcast International was founded in 1984 and is a public company (OTC BB:
BCST) headquartered in Salt Lake City, UT. For more information, visit www.brin.com, www.codecsys.com or call (801) 562-2252.

Forward-Looking Statements

Management's projection of revenue resulting from the [new] contract constitutes a "forward-looking statement" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. To comply with the terms of the safe harbor, we caution readers that a variety of factors, including various risks and uncertainties, could cause our actual sales results from the contract to differ materially from the projected result expressed in the forward-looking statement. These risks and uncertainties, many of which are beyond our control, include (i) the non-exclusive nature of our rights under the contract; (ii) the customer's right to terminate the contract at any time pursuant to 60 days' written notice; (iii) our ability to satisfy customer expectations and to meet our obligations under the contract;
(iv) the sufficiency of existing capital resources to fund our operations required to support the contract; (v) uncertainties involved in the rate of growth of our business and acceptance of the CodecSys product offering;]; and
(vi) other factors identified under the heading "Risk Factors" in Item 1 of our Annual Report on Form 10-KSB for the year ended December 31, 2004. Accordingly, readers should not place undue importance on such forward-looking statement which may prove to be inaccurate. Forward-looking statements speak only as of the date on which such statements are made. We disclaim any obligation to update any risk factor or to announce publicly the results of any revision to a forward-looking statement contained herein to reflect future events or developments.